UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Park Avenue, 29th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EXLS	NASDAQ

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2026, ExlService Holdings, Inc. (the “Company”) appointed Bhupender Singh, 53, as President and Head of International Growth Markets. Mr. Singh joined the Company effective May 11, 2026.

Prior to joining the Company, Mr. Singh served in various executive roles from September 2018 until September 2024, including most recently as President and Co-Chief Executive Officer, at Teleperformance SE, following Teleperformance SE’s acquisition of Intelenet Global Services, where he served as Chief Executive Officer from October 2015 through August 2018. Mr. Singh has also held various leadership roles at companies such as Serco Global Services, Travelport, ebookers, Cendant and Firstsource. Mr. Singh will be based in London, United Kingdom.

Mr. Singh has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party or intends to become a party in which Mr. Singh has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Singh’s appointment, ExlService (UK) Limited (“EXL UK”), a subsidiary of the Company, entered into a Service Agreement with Mr. Singh (the “Agreement”), under which Mr. Singh’s annual base salary will be £447,761, and his discretionary annual target bonus will be 90% of his base salary, in each case administered by and subject to the discretion of the Compensation and Talent Management Committee of the Board of Directors of the Company (the “Compensation Committee”). Mr. Singh was also provided an initial equity grant in the form of restricted stock units of the Company’s common stock, with a fair market value equal to £1,791,044, vesting annually pro rata over a four-year period, pursuant to the terms and conditions of the Company’s 2025 Omnibus Incentive Plan and Company’s previously disclosed restricted stock unit award agreement. In addition, Mr. Singh will become eligible to receive equity awards, as determined by the Compensation Committee in its sole discretion, subject to performance and other conditions of the Company’s applicable equity compensation plans. Mr. Singh also will be entitled to such benefits and benefit schemes as EXL UK may provide to employees of his seniority and status from time to time, subject to the terms of the governing documents and policies in force and other applicable requirements.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which will be filed with a future report filed with the Securities and Exchange Commission.

Item 8.01. Other Events.

A copy of the press release announcing Mr. Singh’s appointment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release, dated May 12, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: May 12, 2026	By:	/s/ Ajay Ayyappan
	Name:	Ajay Ayyappan
	Title:	Executive Vice President, General Counsel and Corporate Secretary